BEDINGER & COMPANY

1200 CONCORD AVENUE, SUITE 250

CONCORD, CA 94520

OCTOBER 27, 2004

Bedinger & Company

1200 Concord Avenue, Suite 250

Concord, CA 94520

November 2, 2004

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to use in this Form S-8, dated October 27, 2004, of our report dated March 2, 2004, relating to the financial statements of Xraymedia.com for the years ended December 31, 2003 and 2002.

Bedinger & Company

Certified Public Accountants